United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2024, Pineapple Energy Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the sale by the Company of 2,702,703 shares (the “Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), in a registered direct offering (the “Offering”). The Purchasers in this offering have agreed to purchase, and the Company has agreed to sell, the Shares at a purchase price per share of $0.37 per share.

The aggregate gross proceeds for the sale of the Shares will be $1.0 million, before deducting the placement agent fees and related offering expenses. The closing of the sale of the Shares is expected to occur on or about February 7, 2024 and is subject to customary closing conditions.

In connection with the Offering, the Company also entered into a Limited Waiver and Amendment (the “Waiver”) dated February 5, 2024 with the Purchasers with respect to up to 50% of the shares of Series A Convertible Preferred Stock (the “Preferred Stock”) issued pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, previously filed with the State of Minnesota on March 25, 2022 (the “Certificate of Designation”). The Certificate of Designation and the Company’s outstanding Series A Common Stock Purchase Warrants dated March 22, 2022 (the “Series A Warrants”) have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price of the Preferred Stock and the Series A Warrants, respectively, if the Company issues equity securities at a price less than the current conversion or exercise price of the Preferred Stock and the Series A Warrants, respectively, at the time of such issuance. The anti-dilution provisions of the Certificate of Designation and Series A Warrants reset (a) the conversion price of the Preferred Stock to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance and (b) the exercise price of the Series A Warrants to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance with the number of shares of the Common Stock issuable under the Series A Warrants increasing such that the aggregate exercise price payable under the Series A Warrants, after taking into account the decrease in the exercise price, is equal to the aggregate exercise price prior to the anti-dilution adjustment.

As a result of the Offering and in accordance the anti-dilution provisions of the Certificate of Designation and the Series A Warrants, the conversion price of the Preferred Stock and the exercise price of the Series A Warrants would adjust to the lower of (i) $0.37 or (ii) the lowest volume weighted average price of our common stock during the five consecutive trading days immediately following the public announcement of the Offering and the number of shares of the Common Stock issuable under the Series A Warrants would increase proportionally. In connection with the Waiver, the Purchasers agreed to a floor of $0.14 with respect to the adjustment set forth in clause (ii) above. In accordance with the anti-dilution provisions of the securities described above, if the adjustment is based on a price of $0.37, the Preferred Stock would be convertible into 75,675,676 shares of Common Stock and the Series A Warrants would be exercisable for 86,486,486 shares of common stock at an exercise price of $0.37 per share or lower. In accordance with the anti-dilution provisions of the securities described above, if the adjustment is based on a price of $0.14, the floor agreed to by the Purchasers, the Preferred Stock would be convertible into 200,000,000 shares of Common Stock and the Series A Warrants would be exercisable for 228,571,429 shares of common stock at an exercise price of $0.14 per share. In connection with the Waiver, the Purchasers also agreed to waive future anti-dilution protection with respect to 50% of the shares of Preferred Stock held by such Purchaser as of the date of the Waiver and the Company agreed to extend the term of the Series A Warrants until March 28, 2029.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock during the 15-day period following the closing of the Offering. Additionally, pursuant to the terms of the Purchase Agreement, each Purchaser has been granted a right of participation in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, or a combination of units thereof, of up to an amount equal to 35% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

Roth Capital Partners, LLC acted as the sole placement agent (the “Placement Agent”), on a “reasonable best efforts” basis, in connection with the Offering. The Company entered into an engagement letter, dated as of March 20, 2023, as amended on January 5, 2024, by and between the Company and the Placement Agent (the “Engagement Letter”). Pursuant to the Engagement Letter, the Placement Agent will be entitled to reimbursement of certain out-of-pocket expenses.

The net proceeds to the Company from the transaction, after deducting the placement agent’s fees and expenses, and the Company’s estimated offering expenses, are expected to be approximately $900,000. The Company expects to use the net proceeds from the Offering for working capital and other general corporate purposes.

The Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2022 and declared effective on September 2, 2022 (File No. 333-267066) (the “Registration Statement”), and the base prospectuses contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Shares.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement and the Waiver are not complete and are qualified in their entireties by reference to the full texts of the Purchase Agreement and the Waiver, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Faegre Drinker Biddle & Reath LLP, relating to the validity of the issuance of the Shares, is attached as Exhibit 5.1 hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent responsive to the requirements of Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 5, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	5.1	Opinion of Faegre Drinker Biddle & Reath, LLP.

	10.1	Form of Securities Purchase Agreement.

	10.2	Form of Waiver and Amendment.

	23.1	Consent of Faegre Drinker Biddle & Reath, LLP (included in Exhibit 5.01).

	99.1	Press Release of the Company, dated February 5, 2024.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: February 5, 2024	By:	/s/ Kyle J. Udseth
Kyle J. Udseth Chief Executive Officer